Exhibit 10.3

TRADEMARK LICENSING AGREEMENT

by and between

CHINA NETWORK COMMUNICATIONS GROUP CORPORATION

CHINA NETCOM GROUP CORPORATION (HONG KONG) LIMITED

and

CHINA NETCOM (GROUP) COMPANY LIMITED

Trademark Licensing Agreement

     THIS AGREEMENT is made and entered into on [●], 2004 in Beijing, People’s Republic of China ( “PRC”) by and among the following parties:

Party A:	China Network Communications Group Corporation

Address:	No.156, Fuxingmennei Avenue, Xicheng District, Beijing, PRC

Legal representative:	Zhang Chun Jiang

Party B:	China Netcom Group Corporation (Hong Kong) Limited

Address:	59/F, Bank of China Tower, Garden Road, Hong Kong

Legal Representative:	Zhang Chun Jiang

Party C:	China Netcom (Group) Company Limited

Address:	Building C, No.156, Fuxingmennei Avenue, Xicheng District, Beijing, PRC

Legal Representative:	Zhang Chun Jiang

Whereas:

(1)	Party A is a state-owned enterprise established under the laws of PRC;

(2)	Party B is a company duly incorporated and validly existing under the laws of Hong Kong Special Administrative Region which shall be ultimately held by Party A;

(3)	Party C is a company duly incorporated and validly existing under the laws of PRC with limited liability as a wholly foreign-owned enterprise which shall be ultimately held by Party A;

(4)	Party A is the legal owner of the Trademark (please refer to the definition below);

(5)	Party A agrees to grant the Licensed Parties (please refer to the definition below) permission to use the Trademark within the permitted period. The Licensed Parties agree to use Party A’s Trademark according to the terms and conditions stated in this Agreement.

     In order to protect Party A’s legal rights to the Trademark and the legal use of the Trademark by the Licensed Parties, it is hereby agreed by the parties to this Agreement as follows:

Section 1 Definitions

Unless otherwise stipulated by this Agreement, the following terms have the meanings set out below in this Agreement:

1.1	Related Party: For any party, the term “Related Party” refers to any person, company, partner, organization, or other entity or organization who, directly or indirectly, controls it, is under its control; or jointly controls any others.

1.2	Trademark: refers to the trademarks listed in Appendix I <List of Trademarks> with registrations obtained by Party A from The State Administration for Industry and Commerce, including the rights of non-registered trademarks Party A is entitled outside of the PRC.

1.3	Licensed Parties: Party B and Party C in this Agreement.

1.4	Third Party: any person, legal entity, company, enterprise, government department, or other economic entity which is not a party to this Agreement.

1.5	Force Majeure: events which cannot be foreseen, avoided, or overcome and would seriously hinder a party from performing part or all of its liabilities under in this Agreement.

Section 2 Granting of the Permission

2.1	Party A hereby agrees to grant permission to the Licensed Parties for the non-exclusive use of the Trademark within the boundaries of PRC. The permission allows the Licensed Parties to use the Trademark within the scope of the permitted use in their respective operating regions as stated in this Agreement during the validity period.

2.2	No Licensed Parties may transfer any rights or liabilities under this Agreement to any third party or permit any third party to use the Trademark without prior consent from Party A.

2.3	Notwithstanding the above regulations, Party A agrees to allow all branches, wholly owned and / or holding subsidiary companies, and all branches, wholly owned and/or holding subsidiary companies of the branches and subsidiaries above, and its business agency organizations of the Authorized Parties to use the Trademarks within the business scope written in their business licenses, in accordance with the terms and conditions set out in this Agreement.

2.4	Party A agrees to immediately inform the Licensed Parties if it registers other trademarks in PRC. Party A will also allow the Licensed Parties to use the said trademarks according to the agreed terms and conditions of this Agreement.

2.5	Pursuant to the terms in Appendix II of this Agreement, Party A shall permit the Licensed Parties to use Trademarks Pending Approval (hereafter termed as “Trademarks Pending Approval”) of the Trademark Division of the State Administration for Industry and Commerce.

2.6	Party A has seven (7) subsidiary companies, namely, Beijing Communication Corporation, TianJin Communications Corporation, Shantung Communications Corporation, LiaoNing Communication Corporation, HeBei Communications Corporation, HeNan Communications Corporation and Guangdong Communications Company Limited. These subsidiary companies hereafter are collectively known as “Communication Companies”. Each of these subsidiary companies owns some Trademarks approved by or pending approval of the Trademark Division of the State Administration for Industry and Commerce. These trademarks are collectively known as “Local Business Brand Names”. In accordance with the authorization given to Party A by the Telecommunication Companies, Party A hereby grants all of Party C’s related branches and all of its wholly owned and / or holding subsidiary companies, all branches and all of the wholly owned and /or holding subsidiaries of the branches and subsidiaries above, and its business agency organizations, the right of non-exclusive use of the Local Business Brand Names in PRC. Party A grants Party C the cost-free use right on Local Business Brand Names within its business regions or business scope in PRC. The rules of using the Local Business Brand Names can be found in the clauses regarding Trademarks and Trademarks Pending Approval in this Agreement. In order to realize the objective of this clause, Party A will strive to procure the Telecommunication Companies to sign relevant execution documents with Party C in a timely manner.

Section 3 Representations, Warranties and Undertakings

3.1	Each Party hereto hereby represents, warrants and undertakes that:

(1)	It is a corporate entity duly incorporate and validly existing under relevant laws;

(2)	It has all power and authority required to sign this Agreement and to perform all obligations contained herein;

(3)	Its representative signing this Agreement either holds valid Letters of Authorization, or holds valid Authorization from the Board of Directors when signing this Agreement;

(4)	Once entered, this Agreement and its Appendixes are legally binding on it..

3.2	Party A warrants that it legally holds all rights to the Trademarks. Party A also warrants that it has the right to authorize the Licensed Parties to use the Trademarks.

3.3	Throughout the valid period of this Agreement, Party A shall maintain and renew the Trademark registrations. Party A shall pay all associated costs, and process all necessary paperwork, to preserve the user status of the Licensed Parties, and to enable the Licensed Parties to legally use the Trademarks.

3.4	Party A shall take all appropriate measures to protect its ownership of the Trademarks. Party A undertakes not to perform any intentional measures to impair the validity of its Trademark ownership.

3.5	No provision under this Agreement shall be construed as Party A is selling or transferring its Trademarks to the Licensed Parties. Except for the right to use the Trademarks in accordance with the provisions of this Agreement, this Agreement grants the Licensed Parties no other rights and entitlements. The Licensed Parties acknowledges that Party A holds the exclusive rights to the Trademarks. Such exclusive rights include but are not limited to the ownership, registration, application and other associated rights of the Trademarks. The Licensed Parties shall not, prior to obtaining written consent from Party A, be entitled to register the same or similar Trademarks, service identity, other names, marks, characters, or packaging, configuration, colors, designs or symbols.

3.6	Party A has the right to prohibit the Licensed Parties from performing any deeds that contradicts with any provisions of this Agreement. Party A has the right to take necessary legal actions to protect its rights to the Trademarks.

3.7	In order to protect the Trademark, the Licensed Parties agree to provide all reasonable assistance to Party A or Party A’s representatives. Assistance includes providing any information or documents, and not to take any actions to obstruct or impede Party A or its representative to register or maintain these or other Trademarks.

3.8	Both Parties agree, after this Agreement is entered, to unconditionally sign all other relevant legal documents and to take all actions in order to realize the objectives of this Agreement. Actions include but are not limited to preparing documents for the Trademark Division of the State Administration for Industry and Commerce within three (3) months of execution of this Agreement and conducting public announcements.

Section 4 License Fees

4.1	During the execution of this Agreement, Party A will not charge the Licensed Parties and its related subsidiary companies listed in Clause 2.3, any Trademark usage license fees.

Section 5 Supervision

5.1	The Licensed Parties shall abide by all applicable Laws and Regulations when using all registered Trademarks and Trademarks Pending Approval.

5.2	The Licensed Parties shall abide by all rules when using the Trademarks. The Licensed Parties must not, without prior approval from Party A, distort and reconstruct the appearance of the Trademarks. The Licensed Parties must not use the Trademarks to the detriment of Party A, its business or its reputation. The Licensed Parties shall not combine the Trademarks with other trademarks owned by the Licensed Parties or other Third Party to form new trademarks. The Licensed Parties shall not form new trademarks by combining the Trademarks with other characters, symbols or designs.

5.3	Party A has the right to approve and control all goods, packaging, labels, advertisements, other written materials, and activities bearing the Trademarks. Party A has the right to ban any goods or activities that it considers to impair its business, business reputation and Trademark reputation. The Licensed Parties agrees to comply with all instructions and demands made by Party A with respect to this Clause in a timely manner.

5.4	The Licensed Parties shall maintain the following evidences to enable Party A to decide whether the Licensed Parties have met the requirements stipulated in Clause 5.1 of this Agreement:

(1)	Any photographs or real objects of sample, packaging, labels, advertisement, and characters that bear the Trademarks;

(2)	All documents on complaints or objections raised by consumers, competitors, government departments, subscribers or other parties on licensing activities;

(3)	Any samples or copies of application forms, letterheads and other significant materials that bear the Trademarks, which are not specifically mentioned in this clause.

Section 6 Damages and Compensation

6.1	Should Party A breach any responsibilities, obligations, declarations, guarantees and undertakings stipulated under this Agreement, it shall pay compensation to the Licensed Parties on any financial damages caused. Should the Licensed Parties breach any responsibilites, obligations, declarations, guarantees and undertakings stipulated under this Agreement, it shall pay compensation to Party A on any financial damages caused.

6.2	Party A shall bear all obligations and all costs of defence when a Third Party lodges any claim for compensation for that Party A breaches any rights of the Third Party by granting the Licensed Parties the right for use of the Trademarks under this Agreement.

6.3	No party hereto shall be liable for breach of this agreement if such default is due to matters force majeure.

6.4	Party A shall defend and compensate the Licensed Parties, if any Third Party commences legal proceedings against the Licensed Parties for that the Trademark infringes the rights of the Third Party prior to signing this Agreement.

6.5	The Licensed Parties shall inform Party A in writing, when it knows that Party A’s rights to the Trademarks have been infringed or menaced by infringement. Party A has the exclusive rights to decide whether it will individually sue under its own name or under the name of Party B or Party C’s. Party A has the exclusive rights to decide whether it will collectively sue with Party B and Party C, or employ other methods to prohibit the infringement or potential infringement of its rights to the Trademarks. However, if Party A decides not to take any action within a reasonable time period after receiving the Licensed Parties’s information on infringement of rights or unauthorized competing activities, the Licensed Parties has the right to take any necessary actions provided that they bear their own costs. Party A and the Licensed Parties shall co-operate with each other in any lawsuits against the Third Party. Co-operation includes the signing of all necessary documents relating to the lawsuit, and provision of evidence when required. Any monies recovered from the Third Party shall first be used to settle all legal costs and expert fees undertaken by the Party who initiated the lawsuit or the request for compensation. Any remaining monies shall be used to settle the costs of the co-operating Parties. The monies shall be distributed in a manner agreed by Party A, Party B, and Party C. In the case of a lawsuit, Party A, Party B and Party C shall provide each other with reasonable co-operation upon requests.

6.6	Should the Licensed Parties, when using the Trademark, exceed its permitted scope granted under this Agreement, the Authorised Party shall defend the liabilities that may be imposed on Party A due to the Trademarks and the Licensed Parties may have to bear all obligations, claim for compensation, requests, lawsuit, loss, fees and outgoings demanded by Party A. The Licensed Parties must inform Party A of all claims for compensation and / or lawsuits in a timely manner.

Section 7 Commencement, Expiration and Termination of The Agreement

7.1	This Agreement takes effect upon the signing by both Parties’ legal representatives or authorized representatives. This Agreement has a valid period of 10 years. If the Licensed Parties inform Party A of its intention to renew this Agreement three months before its expiration, this Agreement will automatically renew under the same terms from the expiry date.

7.2	This Agreement automatically terminates when:

(1)	Party A, Party B, and Party C agree to terminate this Agreement, or

(2)	Bankruptcy, dissolution or discontinuation of business of Party B or Party C.

7.3	When this Agreement expires or is terminated:

(1)	The Licensed Parties lose its right to use the Trademarks immediately. The Licensed Parties shall not continue to use the Trademarks. The Licensed Parties shall not attempt to register or use the same or similar trademarks, service identity, names, marks, characters, packaging, colors, designs or symbols.

(2)	The Licensed Parties shall surrender to Party A or Party A’s representative, all goods and matters that bear the Trademarks. Alternatively, the Licensed Parties can alter the appearance of the goods, so that they no longer bear the Trademarks.

(3)	Party A must inform the relevant Government Trademark Managing Department of the termination of this Agreement.

7.4	Clause 7.3 shall survive the termination of this Agreement.

Section 8 Notices

8.1	All notices required to be delivered pursuant to this Agreement shall be in writing, and delivered to the address as stated at the beginning part of this Agreement, or to addresses or facsimile numbers designated by one Party to the other Parties in writing from time to time.

8.2	Any notice above shall be delivered either by hand, registered mail, or facsimile. Any notice shall be deemed to have been delivered at the time of actual receipt if delivered by hand; on the date of return receipt if delivered by registered mail; and at the time of transmission if delivered by facsimile.

Section 9 Governing Laws

9.1	This Agreement shall be governed, interpreted and enforced in accordance with the laws of the PRC.

Section 10 Dispute Resolution

10.1	In case of disputes as to the power, interpretation or implementation of this agreement, both parties shall seek to settle the matters of dispute by friendly negotiation. If the matters of dispute cannot be settled by negotiation within thirty (30) days as from the date when such dispute arose, any Party shall have the right resort to litigations to the People’s Court with proper jurisdiction .

Section 11 Miscellaneous

11.1	If one or more provisions of this Agreement are held to be void, illegal, or unenforceable under any applicable law in any regard, validity, legality and enforceability of remaining regulations shall not be affected or impaired in any form

11.2	This Agreement and all documents signed pursuant to the execution of this Agreement constituted the whole of this Agreement. This Agreement and all documents signed pursuant to the execution of this Agreement substituted any other previously related intention made by the Parties. Any amendments made to this Agreement needs to be approved and endorsed by the legal representatives or authorized representatives of all Parties to the Agreement.

11.3	The Appendixes contained in this Agreement constitute part of this Agreement.

11.4	Unless otherwise specified by law, the failure or delay of exercising the rights, powers or privileges as endowed by this Agreement on the part of any Party cannot be deemed as the waiver of such rights, power or privileges. Besides, the partial exercise of such rights, powers or privileges should not hinder the exercise of such rights, powers or privileges of this Party in the future

11.5	This Agreement is made into ten (10) duplicate originals Party A holds six (6) copies; Party B and Party C each holds two (2) copies.Each original shall have the same legal binding effect.

11.6	Party A shall obtain all necessary approval for the enforceability and valid execution of this Agreement. Within three (3) months of signing this Agreement, Party A shall forward a copy of this Agreement to the Trademark Division of the State Administration for Industry and Commerce so that all necessary procedure for registration can be carried out.

IN WITNESS WHEREOF, the authorized representatives of the Parties hereto have executed this Agreement as of the date first written above.

Signature page:

China Network Communications Group Corporation

By:

Legal Representative or Authorized Representative

China Netcom Group Corporation (Hong Kong) Limited

By:

Legal Representative or Authorized Representative

China Netcom (Group) Company Limited

By:

Legal Representative or Authorized Representative

Appendix I: A List of Approved Trademarks

			Application Serial
Number	Trademarks	Categories	Numbers
1		Category 42	3119123
2		Category 42	3119124
3		Category 42	3119125
4		Category 42	3119126
5		Category 42	3119127
6	CNC	Category 38(9 items of Services) Category 38(26 items of Services) Category 37 Category 39 Category 41 Category 17 Category 35 Category 28 Category 16 Category 36	1623757 3062317 2062318 3062316 3062315 3062321 3062072 3062320 3062322 3062319
7	CNCnet	Category 38 (7 items of Services) Category 38(31 items of Services)	1988555 3062309
8	CNC Connected	Category 38 (7 items of Services) Category 38(31 items of Services)	1986638 3062311
9	NETCOM	Category 16	3062070 3062069 3062068
10	- Netcom	Category 17	3062299 3062300 3062301

Application Serial
Number	Trademarks	Categories	Numbers
3062295 3062324 3062302
11	– Unlimited Traveler	Category 28	1955602 * Trademark certificate not yet awarded
12	Mobile Office	Category 35	1955601 * Trademark certificate not yet awarded

Appendix II: Signs in the Process of Trademark Application

Section 1 Interpretation

1.1	“Signs in the process of Trademark application” includes those Trademarks listed in Exhibit 1 “A List of Trademark Applications Pending Approval” by the Trademark Division of the State Administration for Industry and Commerce.

Section 2 Using Trademarks Pending Approval

2.1	Party A agrees to allow the Licensed Parties to exercise its rights to use Trademarks Pending Approval within the timeframe set forth in the “Trademark Licensing Agreement with China Netcom Group” signed on day of month of the year 2004. The Licensed Parties will abide by the terms and conditions set out in this Appendix when using Trademarks Pending Approval.

2.2	The Licensed Parties shall not transfer any rights and obligations received in this Appendix to any Third Party. The Licensed Parties shall not allow a Third Party to use Trademarks Pending Approval by the State Administration for Industry and Commerce.

2.3	Notwithstanding the above regulations, Party A agrees to allow all of the Licensed Parties’s related companies and all its wholly owned and / or holding subsidiary companies, its indirectly owned subsidiary companies, and its business representative organizations to use Trademarks Pending Registration in accordance with the terms and conditions set forth in this Appendix and within the business scope specified their business licenses.

2.4	Party A hereby agrees to immediately inform the Licensed Parties when the Trademarks Pending Approval is approved by the State Administration for Industry and Commerce. Party A agrees to allow the Licensed Parties to use the Trademarks in accordance with the terms and conditions set forth in the “Trademark Licensing Agreement with China Netcom Group” signed on day of month of the year 2004.

Section 3 Party A’s Representations, Warranties and Undertakings

3.1	Party A guarantees its being the applicant of the Trademarks Pending Approval. Party A guarantees that it will abide by the relevant laws, and will positively participate in the trademark application process.

3.2	Party A agrees to bear all related costs of registering the Trademarks Pending Approval.

3.3	Party A shall take all necessary protective measures and strive for the success of the Trademark application. Party A undertakes not to perform any acts that may aversely affect the Trademark application.

3.4	Party A guarantees that, as of the time of signing this Appendix, there is no pending objections by any Third Party against the current registration of Trademarks in process. Party A also guarantees that the using of Trademarks Pending Approval by the Licensed Parties will not infringe or potentially infringe any related rights of any Third Party.

3.5	Upon the execution of this Agreement, both Parties agree to unconditionally sign all other relevant legal documents and to perform all actions effecting order to realize the objectives of this Appendix.

3.6	Party A will bear all costs and obligations and compensate any Third Party who lodges claim on the basis that the Licensed Parties, through execution of this Agreement, and using the Trademark Pending Approval, infringes the rights of the Third Party.

3.7	Party A shall defend and compensate the Licensed Parties, should any Third Party commence legal proceedings or any actions against the Licensed Parties when the Trademark Pending Approval infringes the rights of the Third Party prior to signing of this Appendix.

3.8	Party A shall compensate and remedy any loss suffered by the Licensed Parties if the Trademark approval is not granted. Such compensation includes but is not limited to payment to the Licensed Parties to replace related signs and related replacement costs. In this clause, Party A shall not use force majeure as a defence to avoid legal obligations.

Section 4 Miscellaneous

4.1	For any matters not covered by this Appendix, the “Trademark Licensing Agreement” signed on day of month of the year 2004 shall apply.

Exhibit 1: A List of Trademark Applications Pending Approval

			Application Serial
Number	Trademarks	Categories	Number
1	Access Number 196	Category 38	3728519
2	Customer Service Centre 100 60	Category 38	3728518
3	– Orange Card (Chinese)	Category 38	3642861
4	– Telephone Q Bar (Chinese)	Category 38	3642860
5	shine card	Category 38	3642859
6	– HomePort (Chinese)	Category 38	3665185
7	–T-Mail – (Chinese)	Category 38	3665177
8	– Tele Conference (Chinese)	Category 38	3665195
9	Tele-Conference	Category 38	3665194
10	– Freedom – (Chinese)	Category 38	3665193
12	CorpDirect	Category 38	3665188
13	Freedom	Category 38	3665192
14	– Enterprise Net – (Chinese)	Category 38	3665191
15	Enterprise-Net	Category 38	3665190
16	– CorpDirect – (Chinese)	Category 38	3665189
17	Familink	Category 38	3665196
18	– Familink – (Chinese)	Category 38	3665197
19	T-Mail	Category 38	3665176
20	T.A	Category 38	3665178
21	– Familink Children – (Chinese)	Category 38	3665179
22	Tele-Server	Category 38	3665180
23	– Tele-Server – (Chinese)	Category 38	3665181
24	Fee-Free	Category 38	3665182
25	– Fee-Free – (Chinese)	Category 38	3665183
26	Communi-Mate	Category 38	3665184
27	Live Wire	Category 38	3665186
28	– Live Wire–(Chinese)	Category 38	3665187
29	CNC Channel	Category 38	3585240
30	CNC Skyroom	Category 38	3585239
31	– T.A. – (Chinese)	Category 38	3585241
32	– Broadband China Symbol – (Chinese)	Category 38	3585242
33	CNC	Categories 9 Category 42	3062073, 3062074
		Category 9 Category 36 Category 37	3062323, 3062295, 3062324, 3062302,
34	– Netcom – (Chinese)	Category 38	3062303, 3062297, 3062296

			Application Serial
Number	Trademarks	Categories	Number
		Category 42
35	NETCOM	Category 9 Category 35 Category 36 Category 37 Category 38 Category 39 Category 41 Category 42	3062071, 3062067, 3062314, 3062313, 3062312
36	– Broadband Dream Net – (Chinese)	Category 9 Category 16 Category 17 Category 28 Category 35 Category 36 Category 37 Category 38 Category 39 Category 41 Category 42	3062061, 3062060, 3062059, 3062058, 3062057, 3062056, 3062055, 3062304, 3062064, 3062063, 3062062
37	–Silver NetCom – (Chinese)	Category 36 Category 38	3476699, 3476698
38	C-Net	Category 38	3062306
39	C-Mode		2032307
40	CNC-Connect – (Chinese)		3366714
41	CHINA NETCOM CORPORATION LIMITED		3062308
42	IP800		3165363
43	WEB800		3165364
44	– My Broad World – (Chinese)		3320559
45	– Broad World – (Chinese)		3320558
46	– Broadband Life – (Chinese)		3320557
47	– Broadband Com – (Chinese)		3444006
48	CC-Tone		3444005
49	– China Netcom Corporation International Limited– (Chinese)		3383622
50	Vtalk		3628556
51	CNCCC		3366717
52	– CNC Vision – (Chinese)		3577661

			Application Serial
Number	Trademarks	Categories	Number
53	– CNC Vision – (Chinese)		3577660
54	FollowMe		3628555
55	CNC FollowMe		3577762
56	Click2China		3628557
57	– FollowMe – (Chinese)		3628554